As filed with the Securities and Exchange Commission on October 7, 2014

Registration No. 333-198374

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

NEUROSIGMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	3845	26-3105690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10960 Wilshire Boulevard

Suite 1910

Los Angeles, California 90024

(310) 479-3100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leon Ekchian, Ph.D.

President and Chief Executive Officer

10960 Wilshire Boulevard

Suite 1910

Los Angeles, California 90024

(310) 479-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Greg R. Samuel Ryan R. Cox Haynes and Boone, LLP 2323 Victory Avenue, Suite 700 Dallas, Texas 75219 (214) 651-5000	David J. Segre Michael Nordtvedt Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement (the “Registration Statement”) on Form S-1 (File No. 333-198374) of NeuroSigma, Inc. originally filed with the Securities and Exchange Commission on August 26, 2014, as amended by Amendment No. 1 filed on August 29, 2014, Amendment No. 2 filed on October 1, 2014 and Amendment No. 3 filed on October 7, 2014, is being filed for the purpose of filing a revised version of Exhibit 5.1 to the Registration Statement (and the related consent included therein as Exhibit 23.2) and updating the Exhibit Index accordingly. This Amendment No. 4 does not relate to the contents of the prospectus that forms a part of the Registration Statement and, accordingly, the prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with this offering. All amounts shown are estimates except the SEC registration fee, the FINRA filing fee and the NASDAQ listing fee.

EXPENSES	AMOUNT
SEC registration fee	$7,935
FINRA filing fee	6,000
Listing fee	50,000
Printing and engraving expenses	500,000
Legal fees and expenses	1,450,000
Accounting fees and expenses	1,050,000
Transfer agent and registrar fees and expenses	5,000
Miscellaneous	198,505

Total	$3,267,440

*	To be filed by amendment.

Item 14. Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL. Our amended and restated certificate of incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our amended and restated certificate of incorporation provides that, subject to certain limitations, we shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, and may advance expenses to any person who is or was a director or officer, or who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. In addition, the proposed amendment would also provide clarification that we may provide indemnification to any such person and any other person who is or was an employee or agent, by agreement or otherwise, on such terms and conditions as our board of directors may approve and that any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights that are broader or otherwise different from the rights set forth in the amendment.

Our amended and restated bylaws require us to indemnify and allow us to advance expenses to our current and former directors and officers, as well as certain persons serving, at our request, at another entity as a director, officer, employee or agent. These indemnification provisions are not effective until our stockholders approve the amendment to our amended and restated certificate of incorporation to provide for indemnification rights to our directors and officers.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation or amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain a general liability insurance policy that covers certain liabilities of our director and officers arising out of claims based on acts or omissions in the person’s capacity as a director or officer.

Item 15. Recent Sales of Unregistered Securities

The following list sets forth information regarding all unregistered securities issued and sold by us since January 1, 2011 through the date of the prospectus that forms a part of this registration statement, after giving effect to the 50-for-1 stock split effective in December 2011 and the 1-for-2.537 reverse stock split effected on October 1, 2014. There were no underwriters involved in any of the transactions set forth below and the certificates representing the securities issued and sold contain legends restricting transfer of the securities without registration under the Securities Act of 1933, as amended, or the Securities Act, or an applicable exemption from registration.

(a)	From January 1, 2011 through August 22, 2012, we granted to certain of our employees and consultants under our 2010 Stock Option/Stock Issuance Plan, or the 2010 Plan, options to purchase an aggregate of 404,015 shares of our common stock at an exercise price of $7.06 per share.

(b)	From January 1, 2011 through the date of the prospectus that forms a part of this registration statement, we issued and sold an aggregate of 344,996 shares of our common stock to a total of eight accredited investors at $6.96 per share for aggregate proceeds of $2,398,260.

(c)	In January 2011, we cancelled previously issued convertible promissory notes with an aggregate principal amount of $410,000, which were held by an accredited investor, and issued and sold to such investor a $500,000 principal amount convertible promissory note for net proceeds of $90,000. The convertible promissory note issued to such investor in January 2011 had warrant features, as described in (j) below.

(d)	In January 2011, we also issued and sold a $600,000 revolving promissory note to Lodwrick Cook, Chairman of our board of directors. For additional discussion of this note, see the section captioned “Certain Relationships and Related Party Transactions” in the prospectus that forms a part of this registration statement.

(e)	In February 2011, we cancelled previously issued convertible promissory notes with an aggregate principal amount of $300,000, which were held by two accredited investors, and issued and sold to such investors convertible promissory notes with an aggregate principal amount of $1,200,000 for net proceeds of $900,000. The convertible promissory notes issued to such investors in February 2011 had warrant features, as described in (j) below.

(f)	In February 2011, we also issued and sold a $50,000 principal amount convertible promissory note to an accredited investor.

(g)	In March 2011, we cancelled a previously issued $100,000 principal amount convertible promissory note, which was held by an accredited investor, and issued and sold to such investor a $500,000 principal amount convertible promissory note for net proceeds of $400,000. The convertible promissory note issued to such investor in March 2011 had warrant features, as described in (j) below.

(h)	In October 2011, we issued and sold a $50,000 principal amount convertible promissory note to an accredited investor.

(i)	In December 2011, we issued and sold convertible promissory notes with an aggregate principal amount of $500,000 to a total of seven accredited investors. Of such convertible promissory notes, $250,000 aggregate principal amount had warrant features, as described in (j) below.

(j)	In December 2011, we also issued an aggregate of 706,300 shares of our common stock to 17 accredited investors upon the automatic conversion of the outstanding principal balance of and unpaid accrued interest on an aggregate principal amount of $3,150,000 convertible promissory notes, including but not limited to those listed in Items 15(c) and (e) through (i). In connection with the conversion of these promissory notes, we issued warrants to purchase an aggregate of 105,734 shares of our common stock at an exercise price of $6.96 per share to such holders.

(k)	In August 2012, we granted an option to purchase 492,707 shares of our common stock at an exercise price of $7.06 per share to an employee who is an accredited investor. This option was granted under the 2010 Plan.

(l)	From March 2013 to September 2013, we issued and sold promissory notes with an aggregate principal amount of $1,400,000 to Mr. Cook. On November 13, 2013, these promissory notes were cancelled and replaced with a single $1,427,506.85 principal amount promissory note issued to Mr. Cook on November 13, 2013, which represented the aggregate principal amount of the five separate notes plus unpaid interest accrued thereon. In connection with this issuance, we issued Mr. Cook a warrant to purchase 17,196 shares of our common stock at an exercise price of $20.76 per share. For additional discussion of these notes and the warrant, see the section captioned “Certain Relationships and Related Party Transactions” in the prospectus that forms a part of this registration statement.

(m)	In October 2013, we issued and sold promissory notes with an aggregate principal amount of $591,500 to a total of five accredited investors. In connection with these issuances, we also issued warrants to purchase an aggregate of 7,123 shares of our common stock at exercise prices ranging from $20.76 to $20.78 per share to such accredited investors.

(n)	In November 2013, we issued and sold promissory notes with an aggregate principal amount of $1,350,000 to a total of three accredited investors. In connection with these issuances, we also issued warrants to purchase an aggregate of 16,261 shares of our common stock at exercise prices ranging from $20.76 to $20.77 per share to such accredited investors.

(o)	In December 2013, we issued and delivered 985,415 shares of our common stock to an independent third party in connection with a pending legal dispute. Such shares are to be held in escrow until the matter is resolved. See the section captioned “Business—Legal Proceedings; Product Liability” in the prospectus that forms a part of this registration statement.

(p)	In January 2014, we issued and sold a $200,000 principal amount promissory note to an accredited investor. In connection with this issuance, we also issued a warrant to purchase 2,365 shares of our common stock at an exercise price of $21.15 per share to such accredited investor.

(q)	In January 2014, we issued warrants to purchase an aggregate of 23,658 shares of our common stock at an exercise price of $21.14 per share to two accredited investors, one of whom was Mr. Cook, as consideration for providing a support letter to our independent registered public accounting firm indicating that they have the ability and intent to continue to provide additional funding to meet our future liquidity needs through at least December 31, 2014.

(r)	In February 2014, we issued options to purchase an aggregate of 118,247 shares of our common stock at an exercise price of $21.14 per share to certain of our employees and consultants. These common stock options were granted under the 2010 Plan.

(s)	In February 2014, we issued an aggregate of 275,107 restricted shares of common stock to certain of our employees and directors. These restricted shares were issued under the 2010 Plan.

(t)	In February 2014, we issued an aggregate of 729,206 restricted shares of our common stock to certain of our employees and a director, each of whom is an accredited investor. These restricted shares were issued under the 2010 Plan.

(u)	In February 2014, we issued and sold a $1,000,000 principal amount promissory note to an accredited investor. In connection with this issuance, we also issued a warrant to purchase 11,829 shares of our common stock at an exercise price of $21.14 per share to such accredited investor.

(v)	In February 2014, we issued and sold a $2,000,000 principal amount convertible promissory note to an accredited investor.

(w)	In March 2014, we issued 88,687 restricted shares of common stock to an employee under the 2010 Plan.

(x)	In March 2014, April 2014 and August 2014, we issued an aggregate of 94,973 shares of common stock for $6.96 per share, or aggregate proceeds of $660,222, upon the exercise of certain outstanding warrants disclosed in (j) above.

(y)	In August 2014, we issued a $699,986.56 promissory note to Mr. Cook. In connection with this issuance, we also issued a warrant to purchase 8,280 shares of our common stock at an exercise prise of $21.14 per share to Mr. Cook.

(z)	In September 2014, we issued 10,757 shares of common stock for $6.96 per share, or aggregate proceeds of $74,783, upon the exercise of the remaining outstanding warrants disclosed in (j) above.

The offers, sales and issuances of the securities described in Items 15(a), 15(r), 15(s) and 15(w) were exempt from registration under the Securities Act under Rule 701 in that the transactions were made pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, consultants or directors and received the securities under the 2010 Plan. The recipients of securities in each of these transactions represented their intention to acquire the securities for investment only and not with view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions.

The offers, sales, and issuances of the securities described in Items 15(b) through 15(q), 15(t) through (v) and 15(x) through (z) were exempt from registration under Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited investor and had adequate access, through employment, business or other relationships, to information about us.

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

(b)	Financial Statement Schedules

No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 7, 2014.

NEUROSIGMA, INC.

By:	*
Leon Ekchian President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated below:

SIGNATURE	TITLE	DATE

* Leon Ekchian	President, Chief Executive Officer and Director (Principal executive officer)	October 7, 2014

* Carl Adams	Chief Financial Officer (Principal financial and accounting officer)	October 7, 2014

* Lodwrick Cook	Chairman of the Board of Directors	October 7, 2014

* Kirk Calhoun	Director	October 7, 2014

* James Hindman	Director	October 7, 2014

* Aimee Weisner	Director	October 7, 2014

*By:	/s/ David L. Hayes
David L. Hayes Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

1.1**	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of NeuroSigma, Inc.

3.2**	Amended and Restated Bylaws of NeuroSigma, Inc., as currently in effect.

4.1**	Specimen Stock Certificate of NeuroSigma, Inc.

4.2**	Promissory Note dated October 14, 2013, issued to Jerry E. Shea, Jr.

4.3**	Warrant to Purchase Shares dated October 14, 2013, issued to Jerry E. Shea, Jr.

4.4**	Promissory Note dated October 18, 2013, issued to Charlene D. McKinney.

4.5**	Warrant to Purchase Shares dated October 18, 2013, issued to Charlene D. McKinney.

4.6**	Promissory Note dated October 24, 2013, issued to William Pool.

4.7**	Warrant to Purchase Shares dated October 24, 2013, issued to William Pool.

4.8**	Promissory Note dated October 25, 2013, issued to Thomas D. Pyburn.

4.9**	Warrant to Purchase Shares dated October 25, 2013, issued to Thomas D. Pyburn.

4.10**	Promissory Note dated October 28, 2013, issued to Dr. Maurice Faugot.

4.11**	Warrant to Purchase Shares dated October 28, 2013, issued to Dr. Maurice Faugot.

4.12**	Promissory Note dated November 1, 2013, issued to Norman E. Witt, Jr. and Monica S. Witt, Joint Tenants with Right of Survivorship.

4.13**	Warrant to Purchase Shares dated November 1, 2013, issued to Norman E. Witt, Jr. and Monica S. Witt, Joint Tenants with Right of Survivorship.

4.14**	Promissory Note dated November 4, 2013, issued to Edward J. Faugot, Jr. and Christie M. Faugot.

4.15**	Warrant to Purchase Shares dated November 4, 2013, issued to Edward J. Faugot, Jr. and Christie M. Faugot.

4.16**	Promissory Note dated November 10, 2013, issued to Ricardo E. Chambi, M.D.

4.17**	Warrant to Purchase Shares dated November 10, 2013, issued to Ricardo E. Chambi, M.D.

4.18**	Promissory Note dated November 13, 2013, issued to Lodwrick M. Cook.

4.19**	Warrant to Purchase Shares dated November 13, 2013, issued to Lodwrick M. Cook.

4.20**	Warrant to Purchase Shares dated January 24, 2014, issued to Lodwrick M. Cook.

4.21**	Promissory Note dated January 28, 2014, issued to Norman E. Witt, Jr. and Monica S. Witt, Joint Tenants with Right of Survivorship.

4.22**	Warrant to Purchase Shares dated January 28, 2014, issued to Norman E. Witt, Jr. and Monica S. Witt, Joint Tenants with Right of Survivorship.

4.23**	Warrant to Purchase Shares dated January 29, 2014, issued to Norman E. Witt, Jr.

4.24**	Promissory Note dated February 28, 2014, issued to Ricardo E. Chambi, M.D.

4.25**	Warrant to Purchase Shares dated February 28, 2014, issued to Ricardo E. Chambi, M.D.

EXHIBIT NUMBER	DESCRIPTION

4.26**	Convertible Promissory Note dated February 28, 2014, issued to LSU Alumni Association.

4.27**	Promissory Note dated August 4, 2014, issued to Lodwrick M. Cook.

4.28**	Warrant to Purchase Shares dated August 4, 2014, issued to Lodwrick M. Cook.

5.1*	Opinion of Haynes and Boone, LLP.

10.1+**	NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan.

10.2+**	NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan Form of Notice of Grant of Stock Option.

10.3+**	NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan Form of Stock Option Agreement.

10.4+**	NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan Form of Addendum to Stock Option Agreement.

10.5+**	NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan Form of Stock Purchase Agreement.

10.6+**	NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement (Restricted Stock – Executive Officers).

10.7+**	NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement (Restricted Stock – Directors).

10.8+**	NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement (Restricted Stock – Employees).

10.9+**	NeuroSigma, Inc. 2010 Stock Option/Stock Issuance Plan Form of Stock Issuance Agreement (Restricted Stock – Chairman).

10.10+**	NeuroSigma, Inc. 2014 Performance Incentive Plan.

10.11**	Common Stock Purchase Agreement dated December 30, 2011, by and between NeuroSigma, Inc. and Norman E. Witt, Jr. and Monica S. Witt, Joint Tenants with Right of Survivorship.

10.12**	Common Stock Purchase Agreement dated April 12, 2012, by and between NeuroSigma, Inc. and Fred S. Beaton.

10.13**	Common Stock Purchase Agreement dated April 12, 2012, by and between NeuroSigma, Inc. and Ronald W. Beaton.

10.14**	Common Stock Purchase Agreement dated May 8, 2012, by and between NeuroSigma, Inc. and Maurice Faugot.

10.15**	Common Stock Purchase Agreement dated May 14, 2012, by and between NeuroSigma, Inc. and E. Stewart Shea III.

10.16**	Common Stock Purchase Agreement dated June 14, 2012, by and between NeuroSigma, Inc. and Charlene D. McKinney.

10.17**	Common Stock Purchase Agreement dated July 24, 2012, by and between NeuroSigma, Inc. and William Pool.

10.18**	Common Stock Purchase Agreement dated September 10, 2012, by and between NeuroSigma, Inc. and Norman E. Witt, Jr. and Monica S. Witt as Joint Tenants WROS.

10.19**	Common Stock Purchase Agreement dated September 10, 2012, by and between NeuroSigma, Inc. and Patricia Chambi.

EXHIBIT NUMBER	DESCRIPTION

10.20**	Common Stock Purchase Agreement dated October 23, 2012, by and between NeuroSigma, Inc. and PENSCO Trust Company Custodian FBO Monica S. Witt.

10.21**	Common Stock Purchase Agreement dated October 23, 2012, by and between NeuroSigma, Inc. and PENSCO Trust Company Custodian FBO Norman E. Witt, Jr.

10.22**	Common Stock Purchase Agreement dated November 12, 2012, by and between NeuroSigma, Inc. and Maurice Faugot.

10.23**	Common Stock Purchase Agreement dated November 14, 2012, by and between NeuroSigma, Inc. and William Pool.

10.24**	Common Stock Purchase Agreement dated January 11, 2013, by and between NeuroSigma, Inc. and Ron Beaton.

10.25**	Common Stock Purchase Agreement dated January 14, 2013, by and between NeuroSigma, Inc. and Fred Beaton.

10.26**	Note and Warrant Purchase Agreement dated October 14, 2013, by and between NeuroSigma, Inc. and Jerry E. Shea, Jr.

10.27**	Note and Warrant Purchase Agreement dated October 18, 2013, by and between NeuroSigma, Inc. and Charlene D. McKinney.

10.28**	Note and Warrant Purchase Agreement dated October 24, 2013, by and between NeuroSigma, Inc. and William Pool.

10.29**	Note and Warrant Purchase Agreement dated October 25, 2013, by and between NeuroSigma, Inc. and Thomas D. Pyburn.

10.30**	Note and Warrant Purchase Agreement dated October 28, 2013, by and between NeuroSigma, Inc. and Dr. Maurice Faugot.

10.31**	Note and Warrant Purchase Agreement dated November 1, 2013, by and between NeuroSigma, Inc. and Norman E. Witt, Jr. and Monica S. Witt, Joint Tenants with Right of Survivorship.

10.32**	Note and Warrant Purchase Agreement dated November 4, 2013, by and between NeuroSigma, Inc. and Edward J. Faugot, Jr. and Christie M. Faugot.

10.33**	Note and Warrant Purchase Agreement dated November 10, 2013, by and between NeuroSigma, Inc. and Ricardo E. Chambi, M.D.

10.34**	Note and Warrant Purchase Agreement dated November 13, 2013, by and between NeuroSigma, Inc. and Lodwrick M. Cook.

10.35**	Note and Warrant Purchase Agreement dated January 28, 2014, by and between NeuroSigma, Inc. and Norman E. Witt, Jr. and Monica S. Witt, Joint Tenants with Right of Survivorship.

10.36**	Note and Warrant Purchase Agreement dated February 28, 2014, by and between NeuroSigma, Inc. and Ricardo E. Chambi, M.D.

10.37**	Note Purchase Agreement dated February 28, 2014, by and between NeuroSigma, Inc. and LSU Alumni Association.

10.38**	Office Lease, dated as of May 27, 2010, by and between CA-10960 Wilshire Limited Partnership and NeuroSigma, Inc.

10.39**	First Amendment to Office Lease, dated December 26, 2012, by and between CA-10960 Wilshire Limited Partnership and NeuroSigma, Inc.

EXHIBIT NUMBER	DESCRIPTION

10.40†**	Exclusive License Agreement, dated July 26, 2010, between The Regents of the University of California and NeuroSigma, Inc.

10.41†**	First Amendment to the License Agreement, dated January 9, 2011, by and between The Regents of the University of California and NeuroSigma, Inc.

10.42†**	Second Amendment to the License Agreement, dated July 29, 2011, by and between The Regents of the University of California and NeuroSigma, Inc.

10.43†**	Third Amendment to the License Agreement, dated August 30, 2012, by and between The Regents of the University of California and NeuroSigma, Inc.

10.44**	Escrow Agreement, dated as of December 26, 2013, by and between Blackmore Escrow, Inc. and NeuroSigma, Inc.

10.45+**	Amended and Restated Employment Agreement, effective as of February 14, 2014, by and between NeuroSigma, Inc. and Gregory F. Brooks.

10.46+**	Amended and Restated Employment Agreement, effective as of February 14, 2014, by and between NeuroSigma, Inc. and David L. Hayes.

10.47+**	Employment Agreement, effective as of February 14, 2014, by and between NeuroSigma, Inc. and Leon Ekchian.

10.48+**	Employment Offer Letter, dated March 19, 2014, by and between Carl Adams and NeuroSigma, Inc.

10.49**	Form of Indemnification Agreement.

21.1**	Subsidiaries of NeuroSigma, Inc.

23.1**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

*	Filed herewith.
**	Previously filed.
+	Indicates a management contract or compensatory plan.
†	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been be filed separately with the Securities and Exchange Commission.